Exhibit 99.6

PRESS RELEASE

NYSE: CIM

CHIMERA INVESTMENT CORPORATION

630 Fifth Avenue, Suite 2400

New York, New York 10111

FOR IMMEDIATE RELEASE

Chimera Announces Inducement Grants Under NYSE Rule 303A.08

Chimera Investment Corporation (“Chimera”) announced today that the Compensation Committee of its Board of Directors approved grants of restricted stock units (“RSUs”), effective October 1, 2025, representing an aggregate of up to 533,391 shares of Chimera common stock under the Chimera Investment Corporation 2025 Inducement Award Plan (the “Award Plan”) to up to 300 individuals offered employment with Chimera in connection with Chimera’s acquisition of HomeXpress Mortgage Corp. (“HomeXpress”).

In accordance with NYSE Rule 303A.08, the grants are being made exclusively to individuals who are currently employed by HomeXpress as a material inducement to such individual’s continued service following Chimera’s acquisition of HomeXpress, which closed on October 1, 2025. The Award Plan reserves up to 540,000 shares of Chimera common stock to be used for inducement grants.

Each grant of RSUs will generally vest in full upon the third anniversary of the grant date, subject to the recipient’s continued service through such vesting date. All of the RSU awards are subject to the terms of the Award Plan and the grant agreements covering such awards.

About Chimera Investment Corporation

Chimera is a publicly traded real estate investment trust, or REIT, whose principal business objective is to provide attractive risk-adjusted returns and distributable income through investment performance linked to mortgage credit fundamentals. Chimera is primarily engaged in the business of investing for its own account and on behalf of third-party clients through its investment management and advisory services activities. Chimera invests, directly or indirectly, generally on a levered basis in diversified portfolios of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, Agency CMBS, MSRs, business purpose and investor loans, including RTLs, and other real estate-related assets.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected impact (including as related to Chimera’s future earnings) of the transaction. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,”

“could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the potential that Chimera may not fully realize the expected benefits of the acquisition of HomeXpress, including the potential financial impact; our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of the Palisades Group in 2024 and the acquisition of HomeXpress; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by Chimera’s independent auditors.

Contacts

Investor Relations

888-895-6557

investor-relations@chimerareit.com

www.chimerareit.com